UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2009

Global Entertainment Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49679	93-1221399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2375 E. Tropicana Avenue, Suite 8-259, Las Vegas, NV 89119
(Address of Principal Executive Office) (Zip Code)

(702) 516-9684
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4.                  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01.                     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLTED INTERIM REVIEW.

(a)           As previously reported by the Company in a Form 8-K filed on August 24, 2009, on August 18, 2009, the Company was notified by the Securities and Exchange Commission that the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of Lawrence Scharfman & Co., CPA, P.C. (“Scharfman”), its independent accountants.

As Scharfman is no longer registered with the PCAOB, the Company may not include its audit reports or consents in our future filings with the SEC.  The Company dismissed Scharfman as its independent accountant on August 18, 2009, the date it received notice from the SEC and PCAOB.  Scharfman’s reports on the Company’s financial statements for the fiscal year ending December 31, 2007 and 2008 were qualified noting the Company’s ability to continue as a going concern. The reports contained no other adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.  There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or activity scope or proceeding during the Company’s two most recent fiscal years and any subsequent interim period though the date of dismissal.

The Company is in the process of identifying a PCAOB – registered accounting firm to be engaged to reaudit the Company’s financial statements for the 2008 fiscal year and to audit its financial statements for the 2009 fiscal year.

The Company engaged the accounting firm of Larry O’Donnell, CPA. P.C. to review its most recently filed Form 10-Q for the quarter ended June 30, 2009.

(b)           The Company has provided a copy of this disclosure to Scharfman and has asked that they provide a letter addressed to the Commission stating whether they agree with the statements made by the Company in response to this Item 4.02, and if they do not, stating the respects in which it does not agree.  A copy of the response letter is attached hereto as an Exhibit.

SECTION 5.                  CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.                    DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPPOINTMENT OF PRINCIPAL OFFICERS

On September 18, 2009, Terry Gabby, the Company’s principal financial officer, resigned as Chief Financial Officer and Mr. Stanley Weiner, a Director of the Company, was named as Interim Chief Financial Officer.

Stanley Weiner has served as a Director of Global Entertainment Holdings since October 2003 and Vice President of Finance of the Company since December 2000.  He has more than 35 years experience creating and running businesses and was the founding officer of Gemini Financial Corporation, a NASD Broker/Dealer from 1970 through 1975. He was President of APA, Real Estate Syndication Company from 1975 through 1978, Managing Partner of Agri-World Partnership from 1978 through 1983, an agricultural project syndication company with offices throughout Europe and the Middle East.  He went on to be the Founding Officer/President of Regent Properties from 1985 through 1990, and Chief Executive Officer of Wise Industries from 1990 through 1993, a company specializing in pollution control devices.  In 1978, Stanley Weiner founded Western Pacific Investment Corporation, centers and agricultural properties in addition to packaging many tax-sheltered investments.  As a result of the foregoing activities, he has extensive experience in marketing, acquiring, financing and developing commercial and agricultural property, negotiating agreements and packaging transactions. He received his Bachelor of Arts degrees in both Psychology and Economics from California State University at Long Beach in 1966.

ITEM 9.01.                    FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements

Not applicable.

(b)           Pro Forma Financial Information

Not applicable.

(c)           Exhibits:

1)    Lawrence Scharfman & Co., CPA, P.C. response letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENTERTAINMENT HOLDINGS, INC.
(Registrant)

Date: September 28, 2009	By:	/s/ GARY RASMUSSEN
Gary Rasmussen
Chief Executive Officer